EXHIBIT 10.9
NOTICE OF TERMINATION OF CONSULTING AGREEMENT WITH FRANK PINIZZOTTO

FROM: Bill Forhan [mailto:bforhan@invictatravelgroup.com]
SENT: Saturday, March 08, 2003 5:48 PM
TO: Frank Pinizzotto (hittpr@aol.com)
CC: david Scott (dscott@invictatravelgroup.com); Jackson Morris
(jmorris8@tampabay.rr.com)
SUBJECT: Termination of Agreement

March 8, 2003

Regarding:  FRANK PINIZZOTTO MANAGEMENT CONSULTING AGREEMENT
            ------------------------------------------------

Dear Frank:

Invicta Group Inc. is canceling the Management Consulting Agreement entered into January 8, 2003.

We regret this action, but the lack of communication and lack of performance has resulted in termination.

Best of Luck,

William Forhan


Bill Forhan
CEO
Invicta Group Inc.
9553 Harding Ave. Suite 301
Miami Beach, Fl.33154
fax: 954 785 1508
cell: 954 684 8288